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                                                                   EXHIBIT 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 15, 2000 relating to the financial statements and financial statement schedules of Brooks Automation, Inc., which appears in Brooks Automation, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2000.


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
August 10, 2001